Exhibit 10.1

AMENDMENT #1 TO

SHARE PURCHASE AGREEMENT

This Amendment #1 to Share Purchase Agreement (this “Amendment”) is entered into as of September 30, 2026 (“Amendment Date”), by and among CollPlant Biotechnologies Ltd., a company incorporated under the laws of the State of Israel (the “Buyer”), LightSolver Ltd., a company incorporated under the laws of the State of Israel (the “Company”), and Ruti Ben-Shlomi, solely in her capacity as the Sellers’ Representative (the “Sellers’ Representative”).

WHEREAS, the Buyer, the Company and the sellers party thereto entered into that certain Share Purchase Agreement, dated as of August 29, 2026 (the “Agreement”);

WHEREAS, pursuant to Section 12.5 of the Agreement, the Agreement may be amended by a written instrument executed by the Buyer, the Company and the Sellers’ Representative; and

WHEREAS, the parties wish to amend and restate each of Section 2.3.2 and Exhibit A of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	Amendment to Section 2.3.2. Section 2.3.2 of the Agreement is hereby amended and restated in its entirety as follows:

2.3.2. Section 3(i) Options — Rollover. As of or immediately prior to the Amendment Date, each outstanding vested and unvested 3(i) Option (to the extent not exercised prior to the Amendment Date), shall, without any action on the part of the holder thereof, be converted into and exchanged for a Buyer Option (each a “3(i) Rollover Option” and together with the 102 Rollover Options, the “Rollover Options”) in accordance with the following terms: (a) Number of Shares: the number of Buyer Ordinary Shares subject to each Buyer Option shall equal the number of Company Shares subject to the corresponding 3(i) Option multiplied by the Exchange Ratio (as defined in Exhibit A), rounded down to the nearest whole share; (b) Exercise Price: the aggregate exercise price payable upon full exercise of each Buyer Option shall equal the aggregate exercise price that was payable upon full exercise of the corresponding 3(i) Option (and the per-share exercise price shall be adjusted accordingly); (c) Vesting and Expiration: each Buyer Option shall retain the same vesting schedule, vesting commencement date, and expiration date as the corresponding 3(i) Option such that vested 3(i) shall remain vested and each unvested 3(i) Option shall retain its same vesting schedule and other conditions; (d) Economic Equivalence: the conversion is intended to preserve the economic value of the original 3(i) Options without conferring any additional benefit on the holders thereof, consistent with Form 983; and (e) Equity Blocker: the exercise of each Buyer Option shall be subject to the Equity Blocker. The Buyer shall take all corporate action necessary to assume the 3(i) Options and issue the Buyer Options, including reserving sufficient Buyer Ordinary Shares for issuance upon exercise thereof.

2.	Amendment to the Cap Table: Exhibit A: Form of Capitalization Table and Allocation Schedule to the Agreement is deleted and replaced in its entirety by the Amended Exhibit A Form of Capitalization Table and Allocation Schedule attached hereto.

3.	Effect of Amendment. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect. From and after the date of this Amendment, each reference in the Agreement to the Agreement shall mean the Agreement as amended by this Amendment #1.

4.	Conflict. In the event of any conflict or inconsistency between the terms of this Amendment #1 and the terms of the Agreement, the terms of this Amendment #1 shall control.

5.	Governing Law. This Amendment #1 shall be governed by, and construed in accordance with, the laws of the State of Israel, without giving effect to any choice of law or conflicts of law principles that would cause the application of the laws of any other jurisdiction.

6.	Counterparts; Electronic Signatures. This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures, including signatures transmitted by PDF, DocuSign®, AdobeSign® or any similar electronic signature platform, shall have the same legal effect, validity and enforceability as original ink signatures to the fullest extent permitted by Applicable Law.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LightSolver Ltd.

By:	/s/ Ruti Ben-Shlomi
Name:	Ruti Ben-Shlomi
Title:	CEO

CollPlant Biotechnologies Ltd.

By:	/s/ Eran Rotem
Name:	Eran Rotem
Title:	Deputy CEO and CFO

SELLERS’ REPRESENTATIVE:

/s/ Ruti Ben-Shlomi
Ruti Ben-Shlomi

Amended Exhibit A: Form of Capitalization Table and Allocation Schedule